================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           GOLDEN STATE BANCORP INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           GOLDEN STATE BANCORP INC.
                           414 NORTH CENTRAL AVENUE
                          GLENDALE, CALIFORNIA 91203

                                                             September 29, 1997

Dear Stockholder:

  On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Golden State Bancorp Inc. ("Golden State"), the holding company for Glendale Federal Bank, Federal Savings Bank, which will be held in Ballroom D at the Universal City Hilton and Towers, located at 555 Universal Terrace Parkway, Universal City, California, at 10:00 a.m. on Tuesday, October 28, 1997.

  As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, you will be asked at the Annual Meeting to consider and vote upon the election of directors and the appointment of the independent auditors for Golden State.

  Your vote is very important, regardless of the amount of stock you own. Please complete and sign each proxy card you receive and return it as soon as possible in the postage-paid envelope provided even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you become unable to attend the meeting.

  Thank you for your consideration of these matters and please vote today.

                                          Sincerely,


                                          /s/ Stephen J. Trafton

                                          Stephen J. Trafton
                                          Chairman of the Board

  IMPORTANT: IF YOUR GOLDEN STATE STOCK IS HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY IT CAN EXECUTE A PROXY ON YOUR BEHALF. TO ENSURE THAT YOUR STOCK IS VOTED, WE URGE YOU TO FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH FIRM OR NOMINEE WITH THIS PROXY STATEMENT OR TO TELEPHONE THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT TODAY AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY.

  IF YOU HAVE ANY QUESTIONS OR NEED HELP IN VOTING YOUR STOCK OR NEED DIRECTIONS TO THE ANNUAL MEETING SITE, PLEASE TELEPHONE INVESTOR RELATIONS:
(818) 500-2723, OR CALL OUR PROXY SOLICITOR, MCCORMICK AND PRYOR: (800) 476-2508 (PIN NUMBER 4536).

                           GOLDEN STATE BANCORP INC.
                           414 NORTH CENTRAL AVENUE
                          GLENDALE, CALIFORNIA 91203

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 28, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Golden State Bancorp Inc. will be held in Ballroom D at the Universal City Hilton and Towers, located at 555 Universal Terrace Parkway, Universal City, California, on Tuesday, October 28, 1997, at 10:00 a.m., California time, to:

  1.Elect three directors for terms of three years each and one director for a term of one year.

  2.Ratify the appointment of KPMG Peat Marwick LLP as Golden State's independent auditors for the fiscal year ending June 30, 1998.

  3.Transact such other business as may properly come before the Annual Meeting or any adjournment thereof and may properly be acted upon.

  The Board of Directors has selected September 9, 1997 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

                                          By order of the Board of Directors

                                          /s/ James R. Eller, Jr.

                                          James R. Eller, Jr.
                                          Secretary

Glendale, California
September 29, 1997

                           GOLDEN STATE BANCORP INC.
                           414 NORTH CENTRAL AVENUE
                          GLENDALE, CALIFORNIA 91203

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         VOTING AT THE ANNUAL MEETING

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Golden State Bancorp Inc. ("Golden State") for use at the Annual Meeting of Stockholders of Golden State to be held on October 28, 1997, and at any postponements or adjournments thereof. The approximate date of mailing of this Proxy Statement is September 29, 1997.

  The Board of Directors of Golden State has selected September 9, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the only class of stock outstanding and entitled to vote at the meeting was Golden State's common stock, of which 50,437,623 shares were issued and outstanding.

  The holders of common stock entitled to vote at the Annual Meeting will have one vote per share on all matters to come before the Annual Meeting other than the election of directors. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

   Stockholders will be entitled to cumulate their votes with respect to the election of directors. Cumulative voting entitles each stockholder to give one candidate as many votes as the number of directors to be elected multiplied by the number of shares held by such stockholder or to distribute such votes on the same principle among any number of candidates. The election of directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. The proxy enclosed with this proxy statement grants discretionary authority to cumulate votes in such manner as the proxy holders deem appropriate. If a stockholder withholds his or her vote for any individual nominee in the manner instructed on the proxy card, the stockholder's votes will be voted for the remaining nominees in such manner as the proxy holders determine.

  All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of each of the nominees for election as directors named, or as many thereof as may be elected with the proxies received, and FOR ratification of the appointment of KPMG Peat Marwick LLP as Golden State's independent auditors for the fiscal year ending June 30, 1998. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of Golden State (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

  The cost of this solicitation will be paid by Golden State. Golden State has retained McCormick & Pryor to assist in the solicitation of proxies for a fee of $7,500 and reimbursement of certain expenses. To the extent necessary, proxies may also be solicited by personnel of Golden State in person, by telephone or through other forms of communication. Golden State personnel who participate in this solicitation will not receive any additional compensation for such solicitation. Golden State will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

              FORMATION OF GOLDEN STATE AND BASIS OF PRESENTATION

  Golden State was incorporated on June 9, 1997 for the purpose of becoming the holding company for Glendale Federal Bank, Federal Savings Bank ("Glendale Federal"), in a transaction that was completed on July 24, 1997. Except where the context otherwise requires, the term "Company" includes both Golden State and Glendale Federal.

                             ELECTION OF DIRECTORS

  Golden State's Certificate of Incorporation and Bylaws provide, with certain exceptions, that the authorized number of directors shall be not fewer than five and not more than fifteen, with the exact number of directors to be fixed from time to time by Golden State's Board of Directors. Golden State's Certificate of Incorporation and Bylaws also provide that the Board of Directors shall be divided into three classes, with the members of each class to be elected for terms of three years and with one of the three classes of directors to be elected each year.

  The Board of Directors presently consists of twelve directors, six of whose terms will expire at the Annual Meeting. Richard H. Daniel, whose term as a director expires at the Annual Meeting, is retiring. Orin S. Kramer, whose term as a director also expires at the Annual Meeting, has decided not to stand for re-election. The Board has determined not to replace Messrs. Daniel and Kramer and has fixed the number of directors at ten. The Board of Directors has nominated three of the Directors whose terms expire at the Annual Meeting, Brian P. Dempsey, Cora M. Tellez and Stephen J. Trafton, for re-election as Directors with terms to expire at the Company's Annual Meeting in the year 2000 and has nominated one of the Directors whose term expires at the Annual Meeting, Paul J. Orfalea, for re-election as a Director with a term to expire at the Company's 1998 Annual Meeting. Each of the nominees has indicated his willingness to serve if elected. If any nominee becomes unable to serve, the proxies solicited hereby will be voted for the election of such other person or persons as the Board of Directors may select.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF
MESSRS. DEMPSEY, ORFALEA, TELLEZ AND TRAFTON AS DIRECTORS OF GOLDEN STATE.

  The following table sets forth the names of and certain information with respect to the four persons nominated by the Board of Directors for election as directors of Golden State at the Annual Meeting and each other director of Golden State who will continue to serve as a director after the Annual Meeting.

                                     DIRECTOR   TERM     POSITIONS CURRENTLY
       NOMINEES FOR DIRECTOR     AGE SINCE(1) EXPIRING HELD WITH GOLDEN STATE
       ---------------------     --- -------- -------- ----------------------
   Brian P.
    Dempsey(3)(4)(5)(6).........  59   1991     2000   Director
   Paul J. Orfalea..............  49   1997     1998   Director
   Cora M. Tellez...............  48   1997     2000   Director
   Stephen J. Trafton(5)........  51   1991     2000   Chairman of the Board,
                                                        Chief Executive
                                                        Officer, President
                                                        and Director
       CONTINUING DIRECTORS
       --------------------
   Diane C. Creel(6)(7).........  48   1992     1998   Director
                                                       Vice Chairman and
   Richard A. Fink(3)(4)(5)(6)..  57   1992     1998    Director
   John F. King(5)(6)(7)........  64   1994     1998   Director
   John F. Kooken(2)(4)(5)(7)...  65   1992     1999   Director
   Thomas S. Sayles.............  46   1997     1999   Director
   Gilbert R. Vasquez(2)(3).....  57   1981     1999   Director

--------
(1) The date given includes service as a director of Glendale Federal and of GLENFED, Inc., the former holding company of Glendale Federal.

(2) Member of the Audit Committee of the Company, of which Mr. Kooken is Chair.

(3) Member of the Community Investment Committee of the Company, of which Mr. Daniel is Chair.

(4) Member of the Credit Review Committee of the Company, of which Mr. Dempsey is Chair.

(5) Member of the Executive Committee of the Company, of which Mr. Trafton is Chair.

(6) Member of the Finance Committee of the Company, of which Mr. King is Chair.

(7) Member of the Officer Compensation and Personnel Committee of the Company, of which Ms. Creel is Chair.

NOMINEES FOR DIRECTOR:

  Brian P. Dempsey is, and has been since September 1996, Vice Chairman of the Board and a Director of Continental Savings Bank, headquartered in Seattle, Washington. From January 1995 until September 1996, Mr. Dempsey was the President of Dempsey & Associates, a financial services consulting firm. From 1961 until January 1995, Mr. Dempsey was an officer of University Savings Bank, becoming its Chief Executive Officer in 1984 and its Chairman in 1989.

  Paul J. Orfalea founded Kinko's, Inc. in 1970 and has been its Chairperson since 1986. Mr. Orfalea is a Director of Expresso Cafe Corporation, DataProse, Inc., Santa Barbara Community College and the University of California at Santa Barbara Foundation.

  Cora M. Tellez is President and Chairman of Prudential Health Care Plan of California, Inc. She is a member of the Boards of Directors of the California Association of Health Plans, Holy Names College, the S. H. Cowell Foundation and Asian Community Mental Health Services. She is also a Member of the Mayor of San Francisco's Blue Ribbon Committee on Health Care and of the Advisory Panel of the University of San Francisco's School of Dentistry. From December 1978 until June 1994 she was Vice President and Regional Manager of the Kaiser Foundation Health Plan. From June 1994 until June 1997 she was a Senior Vice President of Blue Shield of California. She became President and Chairman of Prudential Health Care of California, Inc. in July 1997.

  Stephen J. Trafton became Chairman of the Board, Chief Executive Officer and President of Golden State in June 1997. He joined Glendale Federal as Senior Executive Vice President and Chief Financial Officer in July 1990. In June 1991, he was elected Vice Chairman of the Board and Chief Financial Officer of Glendale Federal. Since April 1992, Mr. Trafton has served as Chairman of the Board, Chief Executive Officer and President of Glendale Federal.

CONTINUING DIRECTORS:

  Diane C. Creel is Chief Executive Officer and President of The Earth Technology Corporation, headquartered in Long Beach, California. She also serves as a Director of Allegheny Teledyne, Rohr, Inc., and The Fixed Income Funds of the American Funds Group. Ms. Creel served as Chief Operating Officer of The Earth Technology Corporation from December 1987 until January 1993. She became its President in September 1988 and its Chief Executive Officer in January 1993. She served as Chairwoman from March 1993 until January 1996 when The Earth Technology Corporation was sold to Tyco International.

  Richard A. Fink has been Vice Chairman and a Director of Golden State since June 1997, and has been Senior Executive Vice President and a Director of Glendale Federal since May 1992. He served as Chief Legal Officer from May 1992 until April 1994; as Director, Corporate Development, from April 1994 until February 1996; and has served as Chief Credit Officer since February 1996. From 1980 until May 1992, he was a partner in the law firm of McKenna & Fitting and was actively involved in advising Glendale Federal with respect to legal and regulatory matters. On March 31, 1993 a state court receiver was appointed for McKenna & Fitting.

  John F. King is President and Chief Executive Officer of Weingart Center Association, a nonprofit association whose goal is to help break the cycle of the homeless. He served as a Senior Advisor to Union Bank of Switzerland from 1990 to 1993. Mr. King is a former Vice Chairman of Crocker National Bank and a former Chairman of the Board of First Interstate Bank of California. Mr. King is a Director of Ameron International, Inc., a Trustee of the University of Southern California and of the California Hospital Center Foundation, a Director of the National Institute of Transplantation Foundation and the founding Chairperson of Kidspace.

  John F. Kooken retired as Vice Chairman and Chief Financial Officer of Security Pacific Corporation in 1992 after 32 years with the company. Mr. Kooken is also a director of the Centris Group, Inc. and of Pacific Gulf Properties, Inc.

  Thomas S. Sayles is Senior Vice President, Consumer Markets, of Energy Pacific, a joint venture between Pacific Enterprises and Enova Corporation, and Vice President of Pacific Enterprises. From July 1991 until December 1992, he was Commissioner of Corporations of the State of California. From January 1993 until December 1993, he was Secretary of the Business, Transportation and Housing Agency of the State of California. He became Vice President of Pacific Enterprises in January 1994 and Senior Vice President of Energy Pacific in January 1997.

  Gilbert R. Vasquez is Managing Partner of Vasquez, Farukhi & Company, a certified public accounting firm in Los Angeles, California. Mr. Vasquez is a director of several nonprofit organizations. From 1980 to 1993 he served as a director of General Telephone Company of California and from 1987 to 1996 he was a director of Blue Cross of California.

MEETINGS AND COMMITTEES:

  Golden State became the holding company for Glendale Federal after fiscal 1997. Prior to its becoming the holding company for Glendale Federal and in fiscal 1997, its Board of Directors met twice, with all Directors being in attendance. Golden State has three standing Committees: Executive, Audit and Stock Option, none of which met in fiscal 1997. The duties of the Executive and Audit Committees are the same as those of the respective Executive and Audit Committees of Glendale Federal identified below. The Stock Option Committee administers Golden State's Stock Option and Long-Term Performance Incentive Plan.

  The Board of Directors of Glendale Federal, which met eleven times in fiscal 1997, had standing Executive, Audit, Community Investment, Credit Review, Finance and Officer Compensation and Personnel Committees.

  The Executive Committee, which, with certain exceptions, may exercise the authority of the Board of Directors when the Board is not in session, met twice in fiscal 1997.

  The Audit Committee, which met nine times during fiscal 1997, reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent auditors.

  The Community Investment Committee, which met four times during fiscal 1997, oversees and participates in the development and implementation of the Company's policies and programs adopted to comply with federal fair lending and credit availability statutes and regulations.

  The Credit Review Committee reviews the credit quality, portfolio structure and portfolio monitoring activities of the Company and its subsidiaries. During fiscal 1997, this Committee met eleven times.

  The Finance Committee met twelve times in fiscal 1997. The Finance Committee oversees the asset/liability risk management activities of the Company and reviews the performance of the Company under its business plans.

  The Officer Compensation and Personnel Committee approves, subject to the approval of the Board of Directors with respect to Mr. Trafton, the compensation for Mr. Trafton and all executive vice presidents and other executive officers of the Company who report directly to Mr. Trafton, reviews the compensation of all other officers of the Company and reviews and approves the Company's benefit programs. During fiscal 1997 and until Golden State became the holding company for Glendale Federal on July 24, 1997, the Committee also granted stock options to Mr. Trafton and all other officers. During fiscal 1997, this Committee met nine times.

  During fiscal 1997, Ms. Creel attended less than 75% of the combined total of meetings held by the Glendale Federal Board of Directors and of Board committees on which she served.

  The Board of Directors of Golden State acts as the Nominating Committee of Golden State and identifies, recruits, interviews, evaluates and nominates individuals for election as directors of Golden State. The Bylaws of Golden State provide that nominations of candidates for election as directors may be made (i) by, or at the direction of, a majority of the Board of Directors, or
(ii) by any stockholder entitled to vote at the Annual Meeting. Nominations, other than those made by, or at the direction of, the Board of Directors, must be delivered to, or mailed and received at, the principal executive offices of Golden State, addressed to the Secretary of Golden State, not less than five days prior to the scheduled date of the meeting, regardless of any postponements or adjournments of that meeting to a later date. The Board of Directors may reject any nomination by a stockholder not so timely made.

                BENEFICIAL OWNERSHIP OF GOLDEN STATE SECURITIES

BY MANAGEMENT

  The following table sets forth information as of July 31, 1997, concerning the shares of Golden State common stock beneficially owned by each director of Golden State, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of Golden State as a group. All shares are of common stock except as otherwise specifically indicated.

                                              AMOUNT AND NATURE OF  PERCENT OF
            NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP    CLASS
            ------------------------          --------------------  ----------
   William J. Birch..........................        195,177(1)           *
   Diane C. Creel............................         15,100(2)           *
   Brian P. Dempsey..........................         25,500(3)           *
   Richard H. Daniel.........................         15,500(2)           *
   Richard A. Fink...........................        292,000(4)           *
   John E. Haynes............................        183,342(5)           *
   Terry D. Hess.............................        141,717(6)           *
   John F. King..............................         15,300(2)           *
   John F. Kooken............................         28,404(2)(7)        *
   Orin S. Kramer............................         99,700(2)(8)        *
   Paul J. Orfalea...........................              0(9)           *
   Thomas S. Sayles..........................              0              *
   Cora M. Tellez............................              0              *
   Stephen J. Trafton........................      1,294,633(10)       2.44%
   Gilbert R. Vasquez........................         15,331(2)           *
   All directors and executive officers as a
    group (26 persons).......................      2,773,344(11)       5.23%

--------
*Less than one percent of the outstanding shares in each case.

 (1) Includes options to acquire 195,167 shares.

 (2) Includes options to acquire 15,000 shares.

 (3) Includes options to acquire 25,000 shares. Voting and investment power are shared as to 500 shares.

 (4) Includes options to acquire 290,000 shares and 2,000 shares of common stock that are held jointly with Mr. Fink's spouse, as to which voting and investment power are shared.

 (5) Includes options to acquire 183,334 shares.

 (6) Includes options to acquire 141,667 shares.

 (7) Includes 2,404 shares of common stock that Mr. Kooken has the right to receive upon the conversion of 1,000 shares of Golden State's Noncumulative Convertible Preferred Stock, Series A, owned by him.

 (8) Includes 58,000 shares held by limited partnerships for their accounts and 24,700 shares held for their managed accounts. Mr. Kramer and his co-general partner have sole voting and dispositive power as to the 58,000 shares. Voting and dispositive power are shared as to the 24,700 shares. Mr. Kramer disclaims beneficial ownership of the shares held by the partnerships and the managed accounts except to the extent of his pecuniary interest therein.

 (9) On August 26, 1997 Mr. Orfalea purchased 1,000 shares.

(10) Includes options to acquire 1,293,333 shares. 1,300 shares of common stock are held as Trustee of the Trafton Family Trust, for which voting authority is shared.

(11) Includes 141 shares held at July 31, 1997 under the Sheltered Pay Plan, 2,404 shares that Mr. Kooken has the right to acquire upon the conversion of his 1,000 shares of Noncumulative Convertible Preferred Stock, Series A, 962 shares that an executive has the right to acquire upon the conversion of 400 shares of Noncumulative Convertible Preferred Stock, Series A, and an aggregate of 2,667,846 shares which the directors and executive officers have the power to acquire pursuant to outstanding options granted under the Golden State Stock Option and Long-Term Performance Incentive Plan. Also includes 28,500 shares as to which voting and investment power are shared.

BY OTHERS

  Except as set forth below, management knows of no person who owned more than five percent of Golden State's outstanding common stock as of July 31, 1997.

                                                        AMOUNT AND
                                                   NATURE OF BENEFICIAL PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP       OF CLASS
------------------------------------               -------------------- --------
FMR Corp. Fidelity Management & Research
Fidelity Management & Research Company
Edward C. Johnson 3d
Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109.......................     3,568,700(1)     7.47%(1)
Merrill Lynch & Co., Inc.
Merrill Lynch Group, Inc.
Princeton Services, Inc.
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281..........................     4,288,633(2)      8.6%(2)
RCM Capital Management LLC
Four Embarcadero Center
San Francisco, California 94111...................     4,662,400(3)      9.2%(3)
Gerald B. Unterman
70 East 55th Street
New York, New York 10022..........................     2,903,898(4)      5.7%(4)

--------
(1) Amount and nature of beneficial ownership and percent of class are taken from a Schedule 13G dated February 14, 1997 filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") which states that FMR Corp.'s beneficial ownership derives from its ownership of Fidelity Management & Research Company, which acts as an investment advisor and beneficially owns 3,289,280 shares (6.89%) of the Company's common stock, and from its ownership of Fidelity Management Trust Company. Such filing indicates that (i) of FMR Corp.'s and Fidelity Management & Research Company's beneficially owned shares, 468,780 are shares that may be obtained upon the conversion of 195,000 shares of the Company's preferred stock (ii) of FMR's beneficially owned shares, an additional 132,220 are shares that may be obtained upon the conversion of 55,000 shares of the Company's preferred stock beneficially owned by Fidelity Management Trust Company, (iii) the beneficial ownership of Edward C. Johnson 3d and Abigail P. Johnson derives from their control of FMR Corp. and (iv) FMR Corp. and Mr. and Ms. Johnson have sole power to vote 279,420 shares and sole power to dispose of all reported shares.
(2) Amount and nature of beneficial ownership and percent of class are taken from Amendment No. 5 dated February 10, 1997 to a Schedule 13G filed pursuant to the Exchange Act which states that Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. are parent holding companies that may be deemed to share voting and dispositive power as to such shares with their affiliated companies. Included within such shares beneficially owned are (i) 4,288,633 shares (8.6%) that Merrill Lynch Asset Management, L.P., an investment advisor, may be deemed to own beneficially and as to which such corporation may be deemed to have shared voting and dispositive power; and (ii) 4,180,934 shares (8.4%) that Merrill Lynch Global Allocation Fund, Inc., an investment company, may be deemed to beneficially own and as to which such corporation may be deemed to have shared voting and dispositive power. Included in the holdings of Merrill Lynch & Co. are warrants that are exercisable for 770,194 shares of the Company's common stock and 664,700 shares of Noncumulative Convertible Preferred Stock, Series A, that are convertible into 1,597,939 shares of the Company's common stock.
(3) Based upon advice from RCM Capital Management LLC ("RCM") as to its holding at July 31, 1997. Of these shares, RCM had sole voting power over 3,440,600 shares, sole investment discretion over 4,586,400 shares and shared investment discretion over 76,000 shares. RCM is a wholly-owned subsidiary of Dresdner Bank AG ("Dresdner"), an international banking organization headquartered in Frankfurt, Germany. Dresdner has beneficial ownership of the 4,662,400 shares only to the extent that Dresdner may be deemed to have beneficial ownership of securities owned by RCM. As of July 31, 1997, Dresdner also held 18,000 shares of Golden State, over which it had sole voting power and sole investment discretion. RCM Limited, L.P. ("RCM Limited") is the managing agent of RCM and has beneficial ownership of the 4,662,400 shares to the extent that RCM Limited may be deemed to have beneficial ownership of securities beneficially owned by RCM. RCM General Corporation ("RCM General") is the general partner of RCM Limited. RCM General has beneficial ownership of the 4,586,400 shares to the extent that RCM General may be deemed to have beneficial ownership of securities beneficially owned by RCM.
(4) Amount and nature of beneficial ownership and percent of class are taken from Amendment No. 3 to Schedule 13D dated February 10, 1997 filed pursuant to the Exchange Act which states that Mr. Unterman acts through registered investment advisors that advise investment funds and managed accounts. Voting and investment power are shared as to all shares. Included are 590,250 shares of the Company's preferred stock, which are convertible into 1,418,961 shares of the Company's common stock.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table summarizes the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the fiscal year ended June 30, 1997 for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended June 30, 1995, 1996 and 1997.

                                                        LONG-TERM COMPENSATION
                                                       ------------------------
                              ANNUAL COMPENSATION        AWARDS
                             ------------------------- ----------
                                                       SECURITIES   ALL OTHER
NAME AND PRINCIPAL POSITION  FISCAL SALARY      BONUS  UNDERLYING  COMPENSATION
            (1)               YEAR    ($)        ($)   OPTIONS (#)     ($)
---------------------------  ------ -------    ------- ----------  ------------
Stephen J. Trafton.........   1997  726,827    615,900 1,000,000     3,084(2)
Chief Executive Officer       1996  650,000    202,000         0     2,808(2)
and President                 1995  650,000    240,000   500,000     2,808(2)
Richard A. Fink............   1997  296,274(3) 135,900    75,000     7,015(4)
Vice Chairman                 1996  261,250(3) 108,000         0     3,631(4)
                              1995  261,250(3) 125,000   130,000     3,581(4)
Terry D. Hess..............   1997  224,125(3)  96,500    35,000     6,034(5)
Executive Vice President      1996  215,897(3)  88,000         0     3,130(5)
and Director, Business
 Banking, of Glendale Federal 1995  215,897(3)  95,000    80,000     2,956(5)
William J. Birch...........   1997  207,115(3)  92,900    35,000     6,287(6)
Executive Vice President      1996  180,000(3)  65,000         0     3,192(6)
and Manager, Retail Bank,
 of Glendale Federal          1995  180,000(3)  80,000    65,000     2,974(6)
John E. Haynes.............   1997  197,589(3)  96,900    40,000     5,950(7)
Chief Financial Officer       1996  174,966(3)  74,000         0     2,956(7)
                              1995  174,966(3)  80,000    80,000     2,396(7)

--------
(1) Except as otherwise specifically indicated, positions are with Golden
    State.

(2) Amount consists of basic and executive life insurance costs to Glendale Federal.

(3) Amounts shown include salary deferred at the election of the executive officer pursuant to the Sheltered Pay Plan.

(4) For fiscal 1997, the amount consists of $1,912 for basic and executive life insurance and Glendale Federal's $5,103 contribution to the Sheltered Pay Plan. For fiscal 1996, the amount consists of $1,471 for basic and executive life insurance and Glendale Federal's $2,160 contribution to the Sheltered Pay Plan. For fiscal 1995, amount consists of $1,471 for basic and executive life insurance and Glendale Federal's $2,110 contribution to the Sheltered Pay Plan.

(5) For fiscal 1997, the amount consists of $1,450 for basic and executive life insurance and Glendale Federal's $4,584 contribution to the Sheltered Pay Plan. For fiscal 1996, the amount consists of $1,213 for basic and executive life insurance and Glendale Federal's $1,917 contribution to the Sheltered Pay Plan. For fiscal 1995, amount consists of $1,213 for basic and executive life insurance and Glendale Federal's $1,743 contribution to the Sheltered Pay Plan.

(6) For fiscal 1997, the amount consists of $1,357 for basic and executive life insurance and Glendale Federal's $4,930 contribution to the Sheltered Pay Plan. For fiscal 1996, the amount consists of $1,011 for basic and executive life insurance and Glendale Federal's $2,181 contribution to the Sheltered Pay Plan. For fiscal 1995, amount consists of $1,010 for basic and executive life insurance and Glendale Federal's $1,964 contribution to the Sheltered Pay Plan.

(7) For fiscal 1997, the amount consists of $1,357 for basic and executive life insurance and Glendale Federal's $4,593 contribution to the Sheltered Pay Plan. For fiscal 1996, the amount consists of $983 for basic and executive life insurance and Glendale Federal's $1,973 contribution to the Sheltered Pay Plan. For fiscal 1995, amount consists of $983 for basic and executive life insurance and Glendale Federal's $1,413 contribution to the Sheltered Pay Plan.

STOCK OPTIONS

  The following table presents information concerning options granted during the fiscal year ended June 30, 1997. No SARs were granted in fiscal 1997.

                         OPTION GRANTS IN FISCAL 1997

                               INDIVIDUAL GRANTS

                                         PERCENT OF
                           NUMBER OF       TOTAL
                           SECURITIES     OPTIONS                         GRANT
                           UNDERLYING    GRANTED TO EXERCISE              DATE
                            OPTIONS      EMPLOYEES  OR BASE              PRESENT
                            GRANTED      IN FISCAL   PRICE   EXPIRATION  VALUE ($)
NAME                         (#)(1)         YEAR     ($/SH)     DATE       (2)
----                       ----------    ---------- -------- ---------- ---------
Stephen J. Trafton........ 1,000,000(3)     54.6%    17.50    7/22/06   9,419,700
Richard A. Fink...........    75,000         4.1%    17.50    7/22/06     706,478
Terry D. Hess.............    35,000         1.9%    17.50    7/22/06     329,690
William J. Birch..........    40,000         2.2%    17.50    7/22/06     376,788
John E. Haynes............    35,000         1.9%    17.50    7/22/06     329,690

--------
(1) Options to purchase common stock were granted under the Company's Stock Option and Long-Term Performance Incentive Plan, which provides for the granting of options at an exercise price equal to the fair market value of the Company's common stock on the date of grant. All options granted become exercisable in three equal annual installments beginning 12 months after the grant date.

(2) Present value determinations were made using the Black-Scholes option pricing model. There is no assurance that any value realized by optionees will be at or near the value estimated by the Black-Scholes model. The estimated present values under that model are based on a seven-year holding period, as opposed to the ten-year term of the options, and on the following assumptions with respect to volatility and the risk-free rate, forfeiture percentage and dividend yield. Based upon the daily closing prices of the Company's common stock from August 1993, when Glendale Federal's common stock first started trading, until the grant date of July 22, 1996, the model uses annualized volatility of 38.8%. For the risk-free rate, the model uses the yield on a seven-year treasury note on July 22, 1996 of 6.84% as reported in the Federal Reserve Statistical Release. For the forfeiture percentage, the model uses 5%. For the dividend yield, the model uses zero.

(3) Mr. Trafton's grant represented expected stock option grants for fiscal years 1997, 1998 and 1999.

 AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED JUNE 30, 1997 AND FISCAL
                          YEAR END OPTION/SAR VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                        OPTIONS/SARS AT      THE-MONEY OPTIONS/SARS AT
                                                     JUNE 30, 1997 (#)(1)      JUNE 30, 1997 ($)(2)
                                                   ------------------------- -------------------------
                                           VALUE
                         SHARES ACQUIRED  REALIZED
          NAME           ON EXERCISE (#)    ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- --------- ----------- ------------- ----------- -------------
Stephen J. Trafton......     140,000     2,514,725   960,000     1,000,000   15,910,000    8,625,000
Richard A. Fink.........           0             0   265,000        75,000    4,454,375      646,875
Terry D. Hess...........      60,000     1,233,660   130,000        35,000    2,022,500      301,875
William J. Birch........       6,500        80,438   183,500        35,000    3,104,750      301,875
John E. Haynes..........      20,000       320,125   170,000        40,000    2,812,500      345,000

--------
(1) The stock options shown become exercisable in full in the event of a change of control of the Company.

(2) Value is based upon the difference between the closing price for the Company's common stock on the New York Stock Exchange on June 30, 1997, the end of the Company's fiscal year, and the exercise price.

PENSION PLANS

  The following table sets forth, in straight life annuity amounts that are not subject to any deduction for Social Security or other offset amounts, the estimated annual benefits payable upon retirement at age 65 to participants in the Company's Pension Plan. Remuneration is average base salary (excluding amounts attributable to performance incentive compensation, commissions, overtime pay or other forms of additional compensation) for the five highest consecutive years in the final 10 years of service.

                              PENSION PLAN TABLE

                                                 YEARS OF SERVICE
                                    ------------------------------------------
           REMUNERATION               15      20       25       30       35
           ------------             ------- ------- -------- -------- --------
$125,000........................... $29,516 $39,354 $ 49,193 $ 59,032 $ 68,870
$150,000........................... $36,078 $48,104 $ 60,131 $ 72,157 $ 84,183
$175,000*.......................... $42,641 $56,854 $ 71,068 $ 85,282 $ 99,495
$200,000*.......................... $49,203 $65,604 $ 82,006 $ 98,407 $114,808
$250,000*.......................... $62,328 $83,104 $103,881 $124,657 $125,000**

--------
* Under current Internal Revenue Code provisions, the allowable compensation limit is $160,000 beginning in 1997 (indexed in future years). Participants will be eligible for a grandfathered benefit as of December 31, 1993 based on the higher 1993 allowable compensation limit of $235,840.

** Under current Internal Revenue Code provisions, the maximum allowable annual benefit for a participant retiring at age 65 is $125,000.

  At June 30, 1997, Messrs. Trafton, Fink, Hess, Haynes and Birch had 7, 5, 11, 24 and 19 years of credited service under the Glendale Federal Pension Plan, respectively. Their compensation for purposes of the Glendale Federal Pension Plan was $160,000 each.

COMPENSATION OF DIRECTORS

  Annual Fees and Meeting Fees. The Boards of Directors of Golden State and of Glendale Federal consist of the same persons. Golden State does not pay any fees to directors. Directors of Glendale Federal, who are not also officers of the Company or its subsidiaries, are paid an annual fee of $25,000. Each such director is paid $1,400 for each meeting of the Board of Directors of Glendale Federal attended and $750 for each Glendale Federal committee meeting attended up to a maximum of $1,100 for any combination of committee meetings attended on the same day. Directors of Glendale Federal, who are not also officers of the Company or its subsidiaries, are also paid $333 per month for serving as chair of a standing committee of the Board.

  Stock Option Grants. Directors who are not also officers of the Company or its subsidiaries receive annual grants of stock options to purchase 5,000 shares of common stock pursuant to Golden State's Stock Option and Long-Term Performance Incentive Plan.

  Directors' Retirement Plan. Glendale Federal maintains a retirement plan for non-employee directors who currently serve, or who previously served, on its Board of Directors or on the Board of Directors of Glendale Federal's former parent, GLENFED, Inc. (collectively for purposes of this section the "Board"). The plan provides that a non-employee director who has at least five years, except as indicated below, of Board service (including service on the board of an institution acquired by the Company) shall, after termination of Board membership, be entitled to receive a monthly benefit equal in amount to one-twelfth of the annual Board retainer in effect at the time of termination plus the monthly fee paid at such time for attending a Board meeting, for the number of years equal to the number of years of Board service, but not to exceed twenty years. A Director leaving the Board with less than five years of Board service only receives such benefit if the Director is retiring at the Annual Meeting of Glendale Federal immediately following attainment of age 70. Payments under the plan normally commence immediately following the director's termination. In the event of a change of control of the Company, the plan provides for an immediate lump sum payment to all active and retired directors equal to the sum of the monthly retirement benefits payable under the plan without application of any discount factor.

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

  Trafton Employment Agreements. Mr. Trafton has two agreements with Glendale Federal relating to his employment: the first of which (the "Trafton Employment Agreement") relates to employment prior to a change of control of the Company and the second of which (the "Second Trafton Employment Agreement") relates to employment in the context of, and following, a change of control of the Company. Unless otherwise extended by agreement of the parties, the Trafton Employment Agreement terminates on December 31, 1999 and provides for an annual base salary of not less than $735,000, which is to be reviewed annually by Glendale Federal's Board of Directors. Glendale Federal may terminate Mr. Trafton's employment at any time for cause or due to Mr. Trafton's disability, and Mr. Trafton may resign for good reason without breaching the Trafton Employment Agreement. In the event of his death or disability, Glendale Federal must pay Mr. Trafton his base salary through the date of death or termination for disability and the pro rata amount of any incentive compensation determined to be due for the portion of the incentive period then completed. In the event that Glendale Federal terminates the Trafton Employment Agreement for cause, if Mr. Trafton resigns other than for good reason or if Mr. Trafton's employment is terminated by Glendale Federal or a regulatory body for regulatory reasons, Mr. Trafton would be entitled to receive only his base salary to the date of termination. If the Trafton Employment Agreement is terminated prior to the expiration of its term other than by the death of Mr. Trafton or by Glendale Federal due to disability or for cause, or if Mr. Trafton resigns for good reason (collectively, an "Other Termination"), then, Mr. Trafton is entitled to receive liquidated damages equal to his regular base salary for a period of thirty-six months, if the Other Termination occurs at a time when two years or more remain in the term of the Trafton Employment Agreement; twenty-four months if the Other Termination occurs at a time when two years or less but more than one year remains in the term of the Trafton Employment Agreement; and twelve months if the Other Termination occurs at a time when one year or less remains in the term of the Trafton Employment Agreement. Mr. Trafton may elect annually to have any liquidated damages paid either in installments or in a discounted lump-sum. As part of his liquidated damages in connection with an Other Termination, the Trafton Agreement also provides that Mr. Trafton is entitled to receive reimbursement of his legal fees and expenses incurred to obtain a favorable judgment or arbitration award with respect to any Other Termination, to medical, life and long term disability benefits, to a pro rata portion of any incentive compensation determined to be due for the portion of the incentive period completed at the time of an Other Termination and to any vested benefits under Glendale Federal's employee benefit and retirement plans. All payments upon the termination of Mr. Trafton's employment must be in compliance with applicable banking regulations and are subject to reduction to the extent necessary to cause the aggregate of all such payments to be $100 less than the amount that would be deemed an "excess parachute payment" as defined in the Internal Revenue Code. Mr. Trafton's agreement further provides that, for purposes of an Other Termination, the total amount payable to him may not exceed three times his average annual compensation during the most recent five taxable years of employment with Glendale Federal. Based thereon, the maximum payment to Mr. Trafton in connection with an Other Termination at June 30, 1997 would have been $2,833,501.

  The Second Trafton Employment Agreement provides that, if a change of control of the Company occurs during the Change of Control Period, as defined in the next sentence, a three-year employment period for Mr. Trafton (the "Employment Period") will commence, beginning on the first date during the Change of Control Period that a change of control occurs (the "Effective Date"). The Change of Control Period commenced on July 23, 1997 and continues until July 23, 2000; provided that, commencing on July 23, 1998 and on each anniversary thereof (each a "Renewal Date"), the Change of Control Period is automatically extended so as to terminate three years from the Renewal Date, unless, at least 60 days prior to any such Renewal Date, Glendale Federal notifies Mr. Trafton that the Change of Control Period shall not be so extended. During the Employment Period, Mr. Trafton will receive (i) a base salary equal to at least twelve times the highest monthly base salary paid or payable to him in respect of the twelve-month period immediately preceding the month in which the Effective Date occurred and (ii) an annual bonus in cash equal to his highest annual target bonus under the Company's executive incentive plans for the last three full fiscal years prior to the Effective Date. During the Employment Period, Mr. Trafton will also be entitled to participate in the incentive, savings, retirement and welfare benefit plans of the Company, to receive reimbursement for expenses and to have fringe, office and support staff and vacation benefits, all on at least as favorable a basis as was in effect during the 120-day period immediately preceding the Effective Date. If, during the Employment Period, Mr. Trafton's employment is terminated, he is entitled to receive amounts that vary depending upon the reason for the termination. In the event of a termination by the Company other than for cause, death or disability, or upon a termination by Mr. Trafton for good reason, which, among other things, includes termination for any reason by him during a 30-day window period one year after a change of control of the Company, the Company must pay to Mr. Trafton in a lump-sum in cash the aggregate of the following amounts: (i) the sum of (A) his annual base salary through the date of termination to the extent not theretofore paid, (B) a bonus based upon his recent target bonus and the portion of the year that has elapsed to the date of termination and (C) any compensation previously deferred by Mr. Trafton and any accrued vacation pay to the extent not theretofore paid (the foregoing amounts are collectively referred to as the "Accrued Obligations"); (ii) an amount equal to three times the sum of Mr. Trafton's annual base salary and recent annual target bonus; and (iii) an amount equal to the excess of the actuarial equivalent of (A) his retirement benefit had he remained employed by the Company for three years after the date of termination over (B) his actual retirement benefit from the Company. In addition, in the event of any such termination, all stock awards to Mr. Trafton immediately vest and Mr. Trafton is entitled (i) to receive benefits under Company welfare benefit plans for three years following the date of termination, (ii) to be provided outplacement services at the Company's expense and (iii), to the extent not previously paid, to be paid or provided any other amounts or benefits required to be paid or provided to him under any plan, program, policy or practice or contract or agreement with the Company (such other amounts and benefits being the "Other Benefits"). In the event of a termination of Mr. Trafton by reason of death or disability during the Employment Period, he is entitled to receive the Accrued Obligations and the Other Benefits. In the event of a termination of

Mr. Trafton during the Employment Period by the Company for cause or by Mr. Trafton other than for good reason, Mr. Trafton is entitled to receive his base salary through the date of termination, any compensation previously deferred by him and the Other Benefits. In the event that any payment to Mr. Trafton would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest and penalties are incurred by Mr. Trafton with respect to such excise tax (such tax, interest and penalties being collectively referred to herein as the "Excise Tax"), Mr. Trafton is entitled to receive from the Company an additional payment (a "Gross-Up Payment") in an amount such that, after payment of all taxes on the Gross-Up Payment, the remaining amount is equal to the amount of the Excise Tax; provided, however, that no Gross-Up Payment shall be made if, by reducing the payment to Mr. Trafton by not more than 10% would result in no Excise Tax being payable, in which case the payment shall be so reduced.

  Employment Agreements With Other Executive Officers. Glendale Federal has entered into employment agreements with Messrs. Fink, Hess, Birch, Haynes and seven other executive vice presidents of Glendale Federal that are substantially the same as the Second Trafton Employment Agreement described immediately above with the following exceptions: (i) the employment period is 30 months from the Effective Date instead of three years; (ii) in connection with a termination of the executive by the Company other than for cause, death or disability, or upon a termination by the executive for good reason, the portion of the amount payable by the Company that is a multiple of the sum of the executive's annual base salary and recent annual target bonus uses a multiple of 2.5 instead of a multiple of 3; and (iii) there is no Gross-Up Payment.

  Pension Plan Vesting. The Glendale Federal Pension Plan (the "Pension Plan") provides that, in the event of a termination of the Pension Plan, in whole or in part, following a change in control of Glendale Federal that is not approved by its Board of Directors, the amount by which the market value of the Pension Plan's assets exceeds the amounts required to fund all Pension Plan liabilities at the date of termination (the "Excess") shall be applied to fund the following benefits in the following order of priority: (i) to fully vest all accrued benefits, (ii) to provide an additional five years of vesting and benefit service credit for all active participants in the Pension Plan,
(iii) to increase early retirement benefits for participants over the age of 50 with at least five years of service with Glendale Federal, (iv) to provide cost of living adjustments for retirees and (v) to the extent that funds remain, to provide pro rata increases in all benefits for active participants. To the extent that the Excess is not sufficient to fund fully the benefits described in one of items (i) through (iv) in the preceding sentence, all individuals to whom the item applies shall receive benefits under such item on a pro rata basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Indebtedness of Management. Glendale Federal offers home mortgage and consumer loans to officers, directors and full-time employees. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability or present other unfavorable features. Loans made to senior executive officers and directors since 1989 are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. Loans made to other officers and employees are also made on such terms except that the interest rate and loan fees charged to other officers and employees, and with respect to loans made to senior executive officers and directors prior to 1989, are made under preferential terms pursuant to an employee loan program. All such employee mortgage loans are written at Glendale Federal's prevailing rates at the time of origination, but provide for a reduced interest rate while the borrower is employed by Glendale Federal. The employee loan policy provides that for adjustable rate mortgage loans the reduced rate is Glendale Federal's weighted average cost of interest bearing liabilities, plus 1/4 of 1%, adjusted semiannually. For consumer loans, including equity loans, the reduced rate is Glendale Federal's stated rate for its customers, less 1.0%. In addition, employees must pay all normal loan origination fees and closing costs, except that loan points and appraisal fees are not charged in connection with adjustable rate first mortgage loans. The rate of interest borne by a mortgage loan reverts to the normal rate provided in the loan instruments upon termination of employment, except that employees (and in certain instances their spouses) who retire or whose employment is terminated due to permanent disability continue to receive the preferential interest rate as long as they occupy the premises securing the mortgage loan as their principal residence.

  The following table sets forth information as of June 30, 1997, relating to loans made to each individual who is a director or executive officer of the Company, whose indebtedness to Golden State or its subsidiaries exceeded $60,000 at any time since July 1, 1996, and who has a loan at an employee loan rate. Other outstanding loans to directors and executive officers of Golden State or Glendale Federal in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons are not shown.

                                   HIGHEST BALANCE                             EFFECTIVE
                                  OUTSTANDING DURING  BALANCE AT   ORIGINAL     RATE AT
                                      YEAR ENDED     JUNE 30, 1997 NOTE RATE JUNE 30, 1997
NAME                       LOAN   JUNE 30, 1997 ($)       ($)         (%)         (%)      DATE MADE
----                     -------- ------------------ ------------- --------- ------------- ---------
Vincent L. Beatty....... Mortgage      264,386          261,627      7.500       5.232       1990
Michael E. Goraleski.... Mortgage      129,602          124,774     10.264       5.232       1983
John E. Haynes.......... Mortgage      466,542          461,519      9.875       5.232       1990
Terry D. Hess........... Mortgage      592,932          586,306     10.375       5.232       1989
Robert R. Trujillo...... Mortgage      289,785          286,598      8.875       5.232       1990

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under such Act to file with the Securities and Exchange Commission, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of such securities. Based solely upon a review of such reports filed with the Company and a review of representation letters from the directors and officers of the Company that no Form 5 under such Act was required to be filed by them in respect of fiscal 1997, the Company believes that all such reports were timely filed in fiscal 1997 by such directors and officers, with the exception that Mr. Everakes, who is an executive officer of the Company, made one late filing of a Form 4 relating to the sale of four shares of Company common stock by a trust of which he was a trustee.

          REPORT OF THE OFFICER COMPENSATION AND PERSONNEL COMMITTEE

  The Officer Compensation and Personnel Committee of the Board of Directors of Glendale Federal and the Stock Option Committee of Golden State (collectively, the "Committee") establish and administer executive compensation and benefit policies and programs for all executive officers. All of such policies and programs are those of Glendale Federal, except that stock awards are made by Golden State. The Committee recommends to the full Board of Directors of Glendale Federal for its approval the compensation and benefits of Mr. Trafton, who is the Chief Executive Officer of both Golden State and Glendale Federal ("CEO"). The Committee approves the compensation and benefits of all officers reporting directly to the CEO. The Committee reviews individual compensation and benefit actions for all other executive officers, as approved by the CEO within the framework of plans and programs established by the Committee. The Committee also administers Golden State's Stock Option and Long-Term Performance Incentive Plan (the "Plan") and approves all stock option grants.

EXECUTIVE COMPENSATION GOAL AND POLICY

  The primary goal of the Committee is to ensure that the overall compensation, employee benefits and management development policies of the Company are in accordance with the business goals and strategies of the Company, consistent with the financial strength of the Company, and consistent and competitive with employment practices in the financial services industry-- contributing to the primary objective of maximizing stockholder value.

  The Committee believes that this singular objective of maximizing stockholder value is best supported by an executive officer compensation policy which:

1. Focuses executive attention on those annual objectives which will lead to enhanced stockholder value.

2. Delivers competitive total compensation opportunities through stock options issued at 100% of fair market value.

  Specifically, the Committee compares compensation for the senior executives of the Company to the compensation practices of similar sized United States commercial banks and savings institutions, and in the case of the CEO and one other executive, also compares their compensation to the compensation practices of a specific peer group of 14 large commercial and savings banks and savings and loan associations (which peer group includes all but one of the peer financial institutions used for the purposes of the Performance Graph appearing elsewhere in this Proxy Statement). These analyses are conducted by an independent, nationally recognized executive compensation consulting firm.

  The Committee's policy in regard to the then 11 senior executives in fiscal 1997 was to target both base salary and total annual cash compensation opportunity (base salary and target annual incentive) around the median of competitive practice. Stock option grants, which have no value unless the share price increases, have been used to bring total compensation opportunity to between the median and the third quartile (50th to 75th percentile) of competitive practice.

  There are four executive officers not included in the senior executive group whose compensation is determined under Glendale Federal's middle management compensation plans, and consists of base salary, short-term incentive cash compensation paid through Glendale Federal's Management Incentive Plan ("MIP") and a long-term incentive compensation opportunity provided through the grant of options under the Plan.

ANNUAL INCENTIVE OPPORTUNITY

  During fiscal 1997, annual incentive opportunity was provided through the Executive Incentive Plan ("EIP"). In general, target annual cash compensation opportunity (base salary and target annual incentive) was about at competitive medians for the 11 senior executives. For the CEO, the target annual incentive for fiscal 1997 was 70% of salary, with a maximum potential payout of 105% of salary. For all other senior executives, the target annual incentive for fiscal 1997 was 40% of salary, with a maximum potential payout of 60% of salary.

  Under the EIP, each executive was assigned a mix of corporate and individual performance goals. For the CEO, this mix was 80% corporate and 20% individual. For the other executive officers, this mix varied from 70% corporate and 30% individual to 30% corporate and 70% individual. Corporate and individual goals were approved by the Committee. For fiscal 1997, corporate goals and payment schedules were established by the Committee for net earnings, efficiency ratio, return on average equity, charge offs, non-performing assets, core capital ratio and risk based capital ratio.

  For the second level executives covered by the MIP, for fiscal 1997, the Committee approved the corporate goals, which were the same as for the EIP, with the CEO approving the individual goals.

  Following the close of fiscal 1997, the Committee reviewed Glendale Federal's fiscal 1997 results against the established EIP goals and payment schedules. Based upon their evaluation of performance against the established criteria and performance schedules, the corporate performance portion of the EIP award for each participant was paid above the target level. The Committee also reviewed individual performance results against established goals and payment schedules for each EIP participant and determined the amount of this portion of each participant's EIP award to be paid. Individual goals were tailored to each position, and included both financial and operational objectives for the particular executive's area of responsibility. The Committee approved the awards for all executive officers of Glendale Federal who participated in the EIP, as well as a direct report to the CEO who participated in the MIP, and recommended Mr. Trafton's award to the Board. The CEO approved the awards for the remaining three executive officers who participated in the MIP. The average executive officer award, excluding Mr. Trafton's award, was 114.2% of target. The Board of Directors approved the award for Mr. Trafton following the Committee's review.

LONG-TERM INCENTIVES

  In fiscal 1997, the Committee established stock option grant guidelines for the 11 senior executives. These guidelines were developed in conjunction with an analysis of executive compensation developed by an independent, nationally recognized executive compensation consulting firm. This competitive analysis included the prevalence and value of the supplemental executive retirement plans which a number of peer company executives have, but which neither Golden State nor Glendale Federal provides. The guidelines were developed on the basis of providing each executive with a total compensation opportunity between the median and the third quartile (50th to 75th percentile) of competitive practice, after taking account of each executive's annual compensation opportunity (base salary and target annual incentive). By providing a significant portion of total compensation opportunity to executives in the form of stock options, the Committee seeks to ensure that their interests are closely aligned with the interests of the stockholders. Because a significant portion of these executives' total compensation is at risk based on the market performance of Golden State's common stock, the Committee believes that this increased risk is properly compensated with a total compensation opportunity level on average somewhat above the median of the executives' peers.

  In fiscal 1996, no stock options were granted to the then 10 senior executives. In fiscal 1997, the Committee determined that new stock option grants should be made to all executive officers and approved grants for each of them under the Plan. These grants are described below.

CEO COMPENSATION

  Glendale Federal has two employment agreements with Mr. Trafton, the terms of which are set forth above under "Employment Contracts; Termination of Employment, and Change of Control Arrangements." No change was made to Mr. Trafton's base salary in fiscal 1995 or 1996, which remained unchanged from the level set in April 1992 at the time of his promotion to CEO. In fiscal 1997, the Committee determined that Mr. Trafton's base salary should be increased to $735,000 per year, based on a review of competitive data. The Committee also raised Mr. Trafton's target annual incentive to 70% of salary for fiscal 1997. These changes were intended to position Mr. Trafton's cash compensation opportunity around the 75th percentile of peer group practices, which the Committee believes to be appropriate given his past performance and key role in future performance for the Company.

  80% of Mr. Trafton's actual fiscal 1997 annual incentive award was based on corporate results against established EIP goals for net earnings, efficiency ratio, return on average equity, charge-offs, non-performing assets, core capital ratio and risk-based capital ratio. In addition, 20% of Mr. Trafton's annual incentive was based on the following individual performance goals which were established by the Committee at the beginning of fiscal 1997:

  . Adaptability to changing environment and building stockholder value.

  . Stockholder and Board relations.

  . Succession plan.

  . Management continuity.

Based upon the overall performance of the Company and Mr. Trafton meeting the aforementioned goals, the Committee rated his performance as exceptional. As a result of the assessment, Mr. Trafton's fiscal 1997 EIP award was approved by the Board of Directors at $615,900.

FISCAL 1997 STOCK OPTION GRANTS

  In early fiscal 1997, the Committee completed a review of the compensation plans applicable to the senior executives of the Company, assisted by a nationally recognized executive compensation consulting firm.

  As part of this review, the Committee assessed the performance of Mr. Trafton as CEO, and his past and expected future contributions to creating value for the Company's stockholders. In keeping with prior practice, the Committee determined that stockholder interests would be best served by providing Mr. Trafton with future long-term compensation solely in the form of stock options, granted at fair market value on the day of grant and covering multiple years. The Committee approved a grant of a stock option to Mr. Trafton, intended to provide all of his long-term compensation opportunity for the next three years, to acquire 1,000,000 shares of common stock at fair market value on the date of grant. The Committee anticipates that no further grants will be made to Mr. Trafton until fiscal 2000. The Committee granted stock options for 295,000 shares at fair market value to 10 other senior executives. These grants represent their fiscal 1997 long-term compensation, and the Committee expects to consider new grants in fiscal 1998 for these officers.

DEDUCTIBILITY

  In 1993, Congress enacted Section 162(m) of the U.S. Internal Revenue Code of 1986, effective for tax years beginning in 1994. This legislation precludes a public corporation from taking a deduction for compensation in excess of $1 million per year for its chief executive officer and any of its four other highest-paid executive officers who are employed on the last day of the fiscal year. Certain performance-based compensation is specifically exempt from the deduction limit. Any taxable compensation derived from the exercise of stock options should be exempt from the limit on the corporate tax deduction. The base salaries and annual incentive awards paid for fiscal year 1997 were not exempt. However, the compensation limit for the year was exceeded by only one covered officer. The Committee believes that, although there may be circumstances in which the best interest of the stockholders are better served otherwise, significant compensation expenses generally should be deductible.

OFFICER COMPENSATION AND PERSONNEL COMMITTEE

Diane C. Creel (Chair)
John F. King
John F. Kooken
Orin S. Kramer

                         STOCK PRICE PERFORMANCE GRAPH

  The Stock Price Performance Graph below (the "Graph") compares the cumulative total returns of the Company, the S&P 500 Index, a Keefe, Bruyette & Woods Inc. index of 50 commercial, regional and savings banks ("the KBW 50") and a weighted index of California-based thrift institutions and holding companies (the "Peer Group"). The KBW 50 is being substituted this year for the Peer Group that has been used in past proxy statements because two of the five companies included in the Peer Group have been acquired (California Federal Bank during fiscal 1997 and Great Western Financial Corporation early in fiscal 1998). The Peer Group is included in the Graph below solely for comparative purposes.

  Prior to August 26, 1993, all shares of common stock of Glendale Federal were owned by GLENFED, Inc. As part of the recapitalization of the Company that was completed on that date, GLENFED, Inc. was merged into a subsidiary of the Company and the stockholders of GLENFED, Inc. became stockholders of the Company. The Graph reflects information relating to the period commencing August 27, 1993, the first full day on which shares of the Company's common stock were traded on the New York Stock Exchange and the Pacific Stock Exchange, and ending on June 30, 1997.

  The Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

                           COMPARISON OF CUMULATIVE
                         TOTAL STOCKHOLDER RETURNS (1)
                             [GRAPH APPEARS HERE]
                       INDEXED TOTAL SHAREHOLDER RETURN
                                 PERIOD ENDING

                         BASE PERIOD
                         AUG. 93(2)  DEC. 93 JUN. 94 DEC. 94 JUN. 95 DEC. 95 JUN. 96 DEC. 96 JUN. 97
                         ----------- ------- ------- ------- ------- ------- ------- ------- -------
Golden State............     100      78.08  115.07  105.48  138.99  193.15  198.63  254.79  286.30
S&P 500 Index(1)........     100     102.21   98.75  103.56  124.49  142.47  156.86  175.18  211.29
Peer Group(3)...........     100     103.83  101.29   90.67  121.72  150.81  152.72  183.67  262.44
KBW 50(4)...............     100      98.36  103.86   93.34  120.97  149.50  166.11  211.48  254.25

-------
1 Total Shareholder Return assumes reinvestment of dividends. Data provided by
  Standard & Poor's CompuStat.
2 Period commencing August 27, 1993.
3 Peer Group average is weighted by August 1993 market capitalization. The
  Peer Group includes H.F. Ahmanson & Company, California Federal Bank, Coast Savings Financial, Golden West Financial, and Great Western Financial.
4 The KBW 50 Index represents major commercial, regional and savings banks as compiled by Keefe, Bruyette & Woods Inc.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ended June 30, 1998, and to audit the books and accounts of the Company for that year. KPMG Peat Marwick LLP, together with its predecessors, have been the independent auditors of the Company for more than 30 years.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Their representatives will also be provided an opportunity to make a statement, if they desire to do so.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 1998.

                                OTHER BUSINESS

  The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting, shares represented by the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein. Golden State's Bylaws require that, in order to be considered, any new business to be taken up at the Annual Meeting shall be stated in writing and filed with the Secretary of Golden State at least five days before the date of the Annual Meeting.

                             STOCKHOLDER PROPOSALS

  Any stockholder wishing to have a proposal considered for inclusion in the Board of Directors' proxy solicitation materials for the 1998 Annual Meeting must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of Golden State on or before May 30, 1998. The Board of Directors will review any proposals from stockholders received by that date and will determine whether applicable requirements have been met for inclusion of any such proposals in such 1998 proxy solicitation materials.

                            ADDITIONAL INFORMATION

  THE ANNUAL REPORT ON FORM 10-K FILED BY GLENDALE FEDERAL WITH THE OFFICE OF THRIFT SUPERVISION FOR ITS FISCAL YEAR ENDED JUNE 30, 1997, ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL FURNISH A COPY OF THE FORM 10-K WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY WHO HAS NOT RECEIVED A COPY THEREOF. THE COMPANY WILL ALSO FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE FORM 10-K UPON WRITTEN REQUEST AND PAYMENT OF A COPYING CHARGE. REQUESTS SHOULD BE ADDRESSED TO JEFFREY MISAKIAN, DIRECTOR, CORPORATE RELATIONS, GOLDEN STATE BANCORP INC., 700 NORTH BRAND BOULEVARD, GLENDALE, CALIFORNIA 91203.

                                          By order of the Board of Directors

                                          /s/ James R. Eller, Jr.

                                          James R. Eller, Jr.
                                          Secretary

September 29, 1997

                      [LOGO OF PRINTED ON RECYCLED PAPER]

REVOCABLE PROXY
                           GOLDEN STATE BANCORP INC.

  The undersigned hereby appoints Diane C. Creel, Richard A. Fink and John F. King, or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes them to represent and to vote as designated below all shares of the common stock of Golden State Bancorp Inc. ("Golden State") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Golden State to be held on October 28, 1997 and at any postponement or adjournment thereof. Said proxies are hereby granted discretionary authority to cumulate votes in the election of directors referred to below.

1. ELECTION OF DIRECTORS

   NOMINEES: BRIAN P. DEMPSEY, PAUL J. ORFALEA, CORA M. TELLEZ AND
             STEPHEN J. TRAFTON

    [_] FOR all nominees listed above   [_] WITHHOLD AUTHORITY to vote
        (except as marked to the            for all nominees listed above
        contrary below)

 (Instruction: to withhold authority to vote for any individual nominees, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
2. PROPOSAL TO RATIFY THE APPOINTMENT OF KMPG PEAT MARWICK LLP as Golden
State's independent auditors for the fiscal year ending June 30, 1998.

                         [_] FOR [_] AGAINST[_] ABSTAIN

3. In their discretion on such other business as may properly come before the meeting or any adjournment thereof.

      IMPORTANT--PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY

                                                      (Continued on other side)


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOLDEN STATE.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

Date:           , 1997  ________________________________________________________
                        (Signature of Stockholder)   (Signature(s) of
                        Additional Stockholder(s))

  Please sign your name exactly as it appears hereon, date and return this proxy in the reply envelope provided. If you receive more than one proxy card, please sign and return all proxy cards received.

CONFIDENTIAL VOTING INSTRUCTIONS

                           GOLDEN STATE BANCORP INC.
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 28, 1997

TO: CG TRUST COMPANY AS TRUSTEE UNDER THE GLENDALE FEDERAL BANK SHELTERED PAY
    PLAN (THE "PLAN")

  I hereby instruct the Trustee to vote (in person or by proxy) all the shares of Golden State Bancorp Inc. ("Golden State") Common Stock which are credited to my account under the Plan on September 9, 1997, at the Annual Meeting of Stockholders of Golden State on October 28, 1997, and any postponement or adjournment thereof, on the following matters, as provided in the proxy statement, and in its discretion upon any other matter which may properly come before the meeting of any adjournment thereof. The above Trustee is hereby authorized to cumulate votes in the election of directors referred to below.

1. ELECTION OF DIRECTORS

   NOMINEES: BRIAN P. DEMPSEY, PAUL J. ORFALEA, CORA M. TELLEZ AND
             STEPHEN J. TRAFTON

        [_] FOR all nominees              [_] WITHHOLD AUTHORITY to vote
            (except as marked to the          for all nominees
            contrary below)

 (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP As
Golden State's independent auditors for the fiscal year ending June 30, 1998.

                         [_] FOR [_] AGAINST[_] ABSTAIN

3. In its discretion on such other business as may properly come before the meeting or any adjournment thereof.

                       SIGN AND DATE ON THE REVERSE SIDE


    THESE VOTING INSTRUCTIONS ARE BEING SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF GOLDEN STATE.

  PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS BELOW AND RETURN IN THE ENCLOSED ENVELOPE. YOUR SHARES WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOUR INSTRUCTIONS ARE RETURNED SIGNED WITH NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE LISTED AND FOR
PROPOSAL 2.

Date: _____, 1997____________________________________________________________


  (Please sign EXACTLY as your name appears hereon). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

                          PLEASE DO NOT FOLD THIS CARD

REVOCABLE PROXY

                           GOLDEN STATE BANCORP INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF GOLDEN STATE

  The undersigned hereby appoints Diane C. Creel, Richard A. Fink and John F. King, or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes them to represent and to vote as designated on the reverse side all shares of the common stock of Golden State Bancorp Inc. ("Golden State") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Golden State to be held on October 28, 1997 and at any postponement or adjournment thereof. Said proxies are hereby granted discretionary authority to cumulate votes in the election of directors referred to on the reverse side.

IMPORTANT--PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                             FOLD AND DETACH HERE

1.ELECTION OF DIRECTORS

  FOR all             WITHHOLD              I Plan to Attend Meeting
 nominees             AUTHORITY                        [_]
 listed to      to vote for all nominees
 the right       listed to the right
(except as
 marked to
    the
 contrary)
   [_]                 [_]

NOMINEES: Brian P. Dempsey, Paul J. Orfalea, Cora M. Tellez and
          Stephen J. Trafton.

(Instruction: to withhold authority to vote for any individual nominees, write that nominee's name in the space below).

-------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as Golden State's independent auditors for the fiscal year ending June 30, 1998.

  FOR   AGAINST   ABSTAIN
  [_]     [_]      [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

Dated:___________________________________________________________________, 1997


-------------------------------------------------------------------------------
                          (Signature of Stockholder)

-------------------------------------------------------------------------------
                  (Signature(s) of Additional Stockholder(s))
Please sign your name exactly as it appears hereon, date and return this proxy in the reply envelope provided. If you receive more than one proxy card, please sign and return all proxy cards received.

                             FOLD AND DETACH HERE

                    YOUR VOTE IS IMPORTANT TO GOLDEN STATE

                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

1. ELECTION OF DIRECTORS          NOMINEES: Brian P. Dempsey, Paul J. Orfalea,
                                            Cora M. Tellez and
                                            Stephen J. Trafton

                                                                    I Plan
                                                                      to
                                                                    Attend
                                                                    Meeting
                                                                      [_]

FOR all nominees                    WITHHOLD AUTHORITY to vote
listed to the right (except as      for all nominees listed to the right
marked to the contrary)                         [_]
           [_]

(Instruction: to withhold authority to vote for any individual nominees, write that nominee's name in the space below).

-------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS GOLDEN STATE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

      FOR     AGAINST    ABSTAIN
      [_]       [_]        [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

Dated:___________________________________________________________________, 1997

-------------------------------------------------------------------------------
                          (Signature of Stockholder)

-------------------------------------------------------------------------------
                  (Signature(s) of Additional Stockholder(s))

Please sign your name exactly as it appears hereon, date and return this proxy in the reply envelope provided. If you receive more than one proxy card, please sign and return all proxy cards received.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

  YOUR VOTE IS IMPORTANT TO GOLDEN STATE. PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.

ATTENTION STOCKHOLDER:

  Our records indicate you have not yet mailed in your GLENFED, Inc. certificate(s) of common stock. We urge you to exchange your GLENDFED, Inc. certificate(s) to receive your new shares of Golden State Bancorp Inc., as provided for under the Plan of Reorganization which was approved by a majority of the stockholders at a Special Meeting of Stockholders held on August 17, 1993.

  Please locate your old GLENFED certificate(s) of common stock and mail them to our agent at the address below, or your stock will escheat in accordance with the laws of the state in which you reside.

                       Chasemellon Shareholder Services
                                 P.O. Box 845
                                Midtown Station
                              New York, NY 10018

            PLEASE DO NOT MAIL YOUR CERTIFICATE(S) WITH YOUR PROXY.

REVOCABLE PROXY

                           GOLDEN STATE BANCORP INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF GOLDEN STATE

  The undersigned hereby appoints Diane C. Creel, Richard A. Fink and John F. King or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes them to represent and to vote as designated on the reverse side all shares of the common stock of Golden State Bancorp Inc. ("Golden State") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Golden State to be held on October 28, 1997 and at any postponement or adjournment thereof. Said proxies are hereby granted discretionary authority to cumulate votes in the election of directors referred to on the reverse side.

IMPORTANT--PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR NOMINEE LISTED AND FOR PROPOSAL 2.
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                             FOLD AND DETACH HERE